Exhibit 10.1

Nxt-ID, Inc.

285 North Drive

Suite D

Melbourne, FL 32934

February 7, 2017

VIA ELECTRONIC MAIL – HIGHLY CONFIDENTIAL

[Holder]

Re:	Letter Amendment – Senior B Preferred Stock

Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “SPA”) dated as of July 25, 2016, by and among Nxt-ID, Inc. (the “Company”), [Investor] (“Investor” or the “Holder”), and other investors, concerning, among other things, the Company’s issuance and sale to Investor of the Company’s Series B Preferred Stock (the “Series B Preferred”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the SPA. The Company, Investor, and the other investors may be referred to as the “Parties.”

The Parties agree that registration of the Series B Preferred was delayed for reasons beyond the control of the Company. The Company has, in keeping with the Certificate of Designation for the Series B Preferred, paid liquidated damages in respect of the delay.

In order to enable Holder and the other investors to receive missed amortization payments, the Company and Investor agree that in consideration for the accelerated issuance of shares underlying the missed amortization payments from November 2016, December 2016, and January 2017, which missed amortization payments total six (6) in the aggregate (the “Missed Amortization Payments”), which Missed Amortization Payments may be accelerated in any amount requested by the Holder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

From the date of this Agreement until the Holder no longer holds Common Stock underlying the Series B Preferred, the Holder shall trade no more than 6.5% of the daily volume on any Trading Day of the Common Stock.

[Signature pages follow]

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

NXT-ID, INC.

By:
Name: Gino M. Pereira Title: Chief Executive Officer

CONSENTED AND AGREED TO BY:

[HOLDER]

By:
Name:
Title: